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                                                                    EXHIBIT 10.1

                           RESTRICTED STOCK AGREEMENT
                                    UNDER THE
                              WOLVERINE TUBE, INC.
                           2003 EQUITY INCENTIVE PLAN
                         (As amended as of May 19, 2005)

     RESTRICTED STOCK AGREEMENT (the "Agreement"), dated as of ____________ (the "Grant Date"), between WOLVERINE TUBE, INC., a Delaware corporation (the "Company"), and the other party signatory hereto (the "Participant").

     WHEREAS the Participant is currently an officer or employee of the Company or one of its Subsidiaries and, pursuant to the Company's 2003 Equity Incentive Plan, as amended (the "Plan") and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to remain in its employ and to increase his or her interest in the success of the Company through the granting to the Participant of restricted shares of common stock of the Company, par value $0.01 per share as described on Exhibit A hereto (the "Restricted Stock").

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

     1. Incorporation of Plan Terms; Definitions. This Agreement and the Restricted Stock shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict between the Plan and this Agreement, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

     2. Grant of Restricted Stock. Subject to the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant, effective as of the Grant Date, the Restricted Stock specified on Exhibit A hereto. The Restricted Stock shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the name of the Participant or an appropriate entry in the stock records of the Company maintained by its transfer agent. Any such certificate(s) registered in the name of the Participant and any such stock book entry account shall bear a legend or other appropriate designation referring to the restrictions hereinafter set forth.

     3. Restrictions on Transfer of Restricted Stock. The shares of Restricted Stock may not be sold, transferred, assigned, pledged, exchanged or otherwise encumbered or disposed of by the Participant until they have become nonforfeitable in accordance with Section 4, except (a) to the Company; (b) by will or the laws of descent and distribution; (c) pursuant to a domestic relations order in settlement of marital property rights; (d) to a revocable trust under circumstances where the Participant is the trustee or co-trustee of such revocable trust and the trust beneficiaries are limited to the Participant, and in the event of the Participant's death, the Participant's spouse, lineal descendants and lineal ancestors; or (e) to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a
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          partnership or a limited liability company whose only partners or members are the Participant and/or the Participant's Immediate Family). Any such permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Stock prior to such transfer. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 3 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock.

     4. Vesting of Restricted Stock. (a) On each anniversary of the Grant Date, the number of shares of Restricted Stock equal to _______ multiplied by the initial number of shares of Restricted Stock specified in this Agreement shall become nonforfeitable on a cumulative basis until all of the shares of Restricted Stock have become nonforfeitable, subject to the Participant's remaining in the continuous employ of the Company or one of its Subsidiaries. For purposes of this Agreement, the continuous employment of the Participant with the Company or one of its Subsidiaries shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company or one of its Subsidiaries, by reason of the transfer of the Participant's employment among the Company and its Subsidiaries or a leave of absence approved by the Board.

          (b) Notwithstanding the provisions of Section 4(a), all of the shares of Restricted Stock shall immediately become nonforfeitable in the event of (i) a Change in Control, or (ii) the Participant's retirement, death or permanent and total disability while in the employ of the Company or one of its Subsidiaries. For purposes of this Agreement, the term "retirement" shall mean the Participant's termination or resignation of continuous employment of the Participant with the Company or one of its Subsidiaries on or after the Participant has attained an age at which the Participant qualifies for retirement under a pension plan of the Company or one of its Subsidiaries; provided, however, that should the Participant not be qualified for retirement under a pension plan of the Company or one of its Subsidiaries at the time of such termination or resignation, whether the Participant has retired for purposes of this Agreement shall be determined in good faith by the Committee, and such determination shall be final and binding on all persons.

     5. Forfeiture of Restricted Stock. Subject to Section 4(b), and except as the Board may determine on a case-by-case basis, any shares of Restricted Stock that have not theretofore become nonforfeitable shall be forfeited if the Participant ceases to be continuously employed by the Company or one of its Subsidiaries at any time prior to the applicable vesting date. In the event of a forfeiture, the certificate(s) or stock book entry account representing the shares of Restricted Stock shall be cancelled. In the event of a termination for cause, all shares of Restricted Stock on which the restrictions described in Section 3 have not lapsed shall be forfeited. For purposes of this Agreement, "cause" shall mean (i) the failure or refusal of the Participant to perform the duties of his or her employment, (ii) the Participant's fraud or dishonesty against the Company or any of its Subsidiaries, or (iii) the Participant's willful or negligent acts or omissions which are materially harmful to the Company or any of its Subsidiaries, including, without limitation, the Participant's unauthorized disclosure of confidential information related to the business of the Company or any of its Subsidiaries. Whether the Participant's
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          employment has been terminated for cause shall be determined in good faith by the Committee, and such determination shall be final and binding on all persons.

     6. Voting and Dividend Rights. Except as otherwise provided herein, the Participant shall have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and receive any dividends that may be paid thereon.

     7. Retention of Stock Certificate(s) by the Company. Any certificate(s) representing the Restricted Stock shall be held in custody by the Treasurer of the Company for the account of the Participant, together with a stock power endorsed in blank by the Participant with respect thereto, until those shares have become nonforfeitable in accordance with Section 4. The Participant shall deliver to the attention of the Treasurer at the Company's home office such stock power, endorsed in blank, relating to any certificated Restricted Stock simultaneously with the execution of this Agreement or as requested hereafter. Any certificate(s) for shares of unrestricted stock shall be delivered to the Participant as soon as reasonably practicable after the period of forfeiture has expired without forfeiture in respect of such shares of Restricted Stock.

     8. No Rights to Grants or Continued Employment. The Participant shall not have any claim or right to receive grants under the Plan. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to be retained in the employ of the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Participant.

     9. Taxes and Withholding. As a condition to the issuance or vesting of, or lapse of restrictions pertaining to, any Restricted Stock pursuant to this Agreement, the Company may, in the discretion of the Committee, require the Participant to pay such sum to the Company (or any of its Subsidiaries or affiliates) as may be necessary to discharge the obligations of the Company (or any of its Subsidiaries or affiliates) with respect to any taxes, assessments or other governmental charges imposed on property or income received by the Participant pursuant to the Plan and this Agreement. In the discretion of the Committee, such payment may be in the form of cash or other property. In the discretion of the Committee, the Company may (a) cause any such withholding obligation to be satisfied by withholding shares otherwise available for delivery to the Participant that have a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; or (b) deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan or this Agreement.

     10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or unrestricted common stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

     11. Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of
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          this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

     12. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     13. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

     14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by two of its duly authorized officers and the Participant has executed this Agreement, both as of the Grant Date.

                                 WOLVERINE TUBE, INC.




                                 By: /s/ Dennis Horowitz
                                     -------------------------------------------
                                     Name:  Dennis Horowitz
                                     Title: Chairman, President and
                                            Chief Executive Officer

                                 By:
                                     -------------------------------------------
                                     Name:  Thomas B. Sabol
                                     Title: Chief Financial Officer, Senior Vice
                                            President and Secretary

                                 PARTICIPANT

                                 By:
                                     -------------------------------------------